                              EMPLOYMENT AGREEMENT
                              --------------------

         EMPLOYMENT AGREEMENT ("Agreement") made and entered into as of the 23rd day of March, 2004 by and between TriMedia Entertainment Group Inc., a. Delaware corporation ("Company"), and Daniel J. B. Taylor ("Executive").

         WHEREAS, COMPANY desires to employ Executive as its President and Chief Executive Officer of European operations and Executive desires to be employed by Company, upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth and the mutual benefits to be derived herefrom, and intending to be legally bound hereby, the Company and The Executive agree as follows:

         1. EMPLOYMENT AND TERM. Company hereby employs Executive and Executive hereby accepts employment for a term commencing on April 12, 2004 ("Commencement Date") and continuing until April 12, 2006; unless sooner terminated as provided for in this Agreement. Company and Executive have the option to renegotiate this Agreement in good faith beyond the two-year period. Executive hereby warrants and represents to Company that he is free to enter into this Agreement and is not a party to any agreement, written or otherwise, or bound by any restrictions, which limit or restrict him from entering into this Agreement or performing the services, duties and responsibilities called for hereunder. The Executive shall be retained as a consultant to the Company for a limited period prior to the Commencement Date pursuant to agreement between the parties.

         2. DUTIES.

            2.1 Executive shall perform the duties of the President of the Company and Chief Executive Officer of European Operations and within reason such additional executive duties of Company and its affiliates as may be, from time to time, requested of him by the Company's Board of Directors. As President of the Company, the Executive shall report to the CEO and Chairman of the Company and the Company Board of Directors.

                2.1.1 The duties as Chief Executive Officer of the Company shall include but not be limited to (i) having general and active management of the business of the Company (ii) seeing that all orders and resolutions of the Board are carried into effect, subject however, to the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on any other officer or officers of the Company (iii) executing bonds, mortgages and other contracts requiring a seal, under the seal of the Company
(iv) be Ex-Offico a member of all committees (v) have the general powers and duties of supervision and management usually vested in the office of President of a Company (vi) assist the Board of Directors, CEO and Chairman in formulating the business plan, goals and objectives for the Company's future growth.

            2.2 Executive shall devote his full professional time and best efforts to the performance of his duties and responsibilities hereunder to advance the interests of the Company and shall not during the term of this Agreement (as defined in Section 1 hereof) be employed, involved or otherwise engaged in, either directly or indirectly, any other employment for gain, profit or other pecuniary advantage, without prior written consent of Company. At no time shall Executive engage in any activity that conflicts with the business of the Company or its affiliates. Nothing set forth in this section 2.2 shall be construed to prevent Executive from (i) acting as a member of Board of Trustees or a member of Board of Directors of any other corporation, or as a member of the Board of Trustees of any organization or entity which is not a competitor of the Company or (ii) devoting of such of Executive's time and attention to philanthropic, charitable, civic, community or other activities or endeavors as Executive shall reasonably determine but only to the extent that Executive's pursuance of any activities or endeavors described in subparagraph (i) and (ii) above does not materially and adversely effect the Executive's ability to perform and discharge Executive's duties and objectives to the Company hereunder.

         Notwithstanding anything contained herein, the Company acknowledges Executive's position as Managing Director of Grosvenor Park Media Ltd. and his duties in such capacity which include management of film production, finance and legal affairs for Grosvenor Park Media Ltd. Executive shall be permitted to continue in such capacity during the term of this agreement provided he can sufficiently perform his duties and responsibilities as reflected in this Agreement.

            2.3 Except for required travel on Company business or unless Company agrees otherwise, Executive shall perform his duties and responsibilities at the Company's principal executive offices located in the greater London area. The Company shall furnish Executive with office space, parking, secretarial assistance, personal computer, and such other facilities and services as shall be suitable to Executive's position and adequate for the performance of his duties hereunder. Company shall pay for all usage, maintenance, and reasonable upgrades of such equipment mentioned in this Section. In furtherance thereof, the Company agrees to fund an initial annual operating budget of (pound)200,000 for the Company's European headquarters to be established in London, including rent, staff and related support services which Executive shall arrange to make available. Executive shall arrange for a budget to be submitted and approved with monthly disbursements of the related expenses. This budget will be reviewed and approved by the Company's Board of Directors on an annual basis.

            2.4 Within 30 days of commencement of the Executive's employment with the Company, the Company shall submit Executive's name for consideration to be appointed to the Board of Directors of the Company; and support Executive's nomination for a Board of Directors position at the next scheduled annual meeting of Company shareholders.

         3. COMPENSATION.

            3.1 For all duties and responsibilities to be performed and/or assumed by Executive hereunder, Executive shall be entitled to receive an annual salary as set forth below ("Base Salary"). The Base Salary, less any sums required to be withheld by law, shall be payable in equal monthly installments or such other more frequent regular installments as the Company may, from time to time, determine. For purposes hereof Base Salary shall be:

                3.1.1 For the twelve-month period commencing with the Commencement Date as outlined in paragraph 1 hereof, the Base Salary shall be Three Hundred Thousand Sterling((pound)300,000).

            3.2 Company shall provide to Executive an annual bonus as an incentive to meet certain performance objectives and milestones. The Board of Directors shall determine the bonus amount at the conclusion of each of the Company's fiscal years during the term of this Agreement, and payable 90 days thereafter. The bonus can take the form of cash, grants of the Company's common stock, and/or grants of options to purchase shares of the Company's common stock,

            4. FRINGE BENEFITS. Company shall pay for and/or provide for the Executive's participation with the following benefits:

            4.1 Executive shall be entitled to six (6) weeks paid vacation during each full calendar year of this Agreement to be used at the Executives discretion. Vacation time shall accrue on a pro-rata basis during each year of this Agreement. Any unused vacation shall not be cumulative from year to year unless otherwise agreed upon by the parties.

                4.1.1 Executive shall be entitled to paid time off for all Company Holidays. Such time shall be taken on all Holidays on which the Company's United Kingdom office is closed due to a Holiday.

                4.1.2 Executive shall be entitled to take a reasonable amount of paid time off for sick days.

            4.2 The Executive and his immediate family shall be entitled to participate in the Company benefits program when available, which will include medical insurance. In addition, the Executive shall participate in the Company's benefits program for long-term disability insurance, short-term disability insurance and life insurance. Until such time as the Company establishes a plan that would provide these benefits to the Executive, the Company shall pay the executive (pound)1,000 on a quarterly basis towards such benefits.

            4.3 Such other employee benefits maintained by the Company for its senior executives and key management employees, including, all 401k, pension, profit sharing, retirement, stock bonus and stock option plans, to the extent Executive is eligible to participate pursuant to the terms and conditions of such plans.

            4.4 Executive shall be reimbursed in a timely manner for all items of travel, entertainment and miscellaneous expenses, which Executive reasonably incurs in connection with the performance of his duties hereunder, provided that the Executive submits to the Company such statements, and other evidence supporting said expenses as the Company may reasonably require.

            4.5 Providing for the circumstance that Executive's principal place of employment is London, all, payments due him under this Agreement shall be paid to him or a UK registered company nominated by him gross of all taxes. All taxes UK tax on such payments will be the responsibility of Executive &/or the UK company to which he has requested such payments be made.

         5. STOCK OPTIONS.

            5.1 As part of Executive's compensation for services to be rendered hereunder, Executive shall have the right and option to purchase from Company voting Common Stock in Company ("Option Shares"). The total number of shares available to Executive under these Option Shares is Six Million Shares (6,000,000) at a purchase price per share based on the closing price of the Company shares on the date of this Agreement (the "Exercise Price"). On the direction of the Board, should the mid-market closing price of the Company shares be 10% or more below the Exercise Price on any day in the period one hundred and eighty (180) days following the date of this Agreement the Exercise Price will be adjusted down to the lowest mid-market closing price in that same period, provided that in no event may the Exercise Price be below $l per share. The Option Shares are available for purchase in installments as listed in Column A below and each installment shall become granted and vested on the corresponding date listed in Column B, as follows:

         Column A                                                      Column B
         Number of Option Shares                                       Date Option Shares
         Available for Purchase                                        Become Vested
         ----------------------                                        -------------
         2,000,000                                                     Upon the signing of this Agreement

         2,000,000                                                     Upon the completion and funding of
                                                                       an IPO in the United Kingdom

         2,000,000                                                     Upon completion of 10 films by the
                                                                       Company in a form which can
                                                                       reasonably be regarded as being
                                                                       capable of being exhibited or sold in
                                                                       DVD format to the general public

            With the exception of the 2,000,000 Option Shares which vest upon the signing of this agreement, in order for the further Option Shares to become vested as provided for above, Executive must be employed by the Company under the terms of this Agreement as of the vesting date set forth in Column B above, except as otherwise provided for in paragraph 5.3.1, 5.3.2 and 5.3.3.


            5.2 Except as otherwise provided for below, the term of the Option Shares granted shall remain in effect for ten (10) years from the date on which such Option Shares become vested.


            5.3 If the Executive's employment with the Company terminates (as defined in Section 6), the Option Shares will be treated as follows:


                5.3.1 If the Executive's employment with the Company is terminated by the Company for Cause (as defined herein) or the Executive resigns, the Executive's right to exercise vested Option Shares shall cease and become null and void within thirty (30) days of the date employment terminated, except as otherwise provided in Section 5.3 hereof. All unvested Option Shares will terminate immediately as of the date of such termination of employment. In the event the Company receives, accepts and consummates a tender offer for all of its outstanding common stock prior to the vesting of the Option Shares, the vesting rights shall be accelerated so as to allow Executive to exercise the Option Shares to purchase all of the Option Shares immediately prior to the consummation of such tender offer.

                5.3.2 If the Executive's employment is terminated (i) Without Cause (as provided for in Section 6.4), (ii) due to his Long Term Disability (as provided for in Section 6.2) or (iii) as a result of Executive's death, then vesting rights shall be accelerated such that all unvested Option Shares vest immediately. In these circumstances, the Executive (or Executive's estate) shall have the full ten years to exercise the Option Shares, as specified in Section 5.

                5.3.3 If the Executive resigns for Good Reason (as provided for in Section 6.4), all unvested Option Shares will vest immediately and Executive shall have 1 year from the date of resignation to exercise the Option Shares.

            5.4 The purchase price of the Option Shares shall be paid in full upon the exercise of any or all of the Option Shares, and the Company shall not be required to deliver share certificates for such Option Shares until payment has been made. Upon payment of the purchase price the Company will deliver the share certificates within 5 business days. In addition to, and at the time of payment of the purchase price for such Option Shares, Executive shall be responsible for all federal and state withholding or other employment taxes applicable to the taxable income of such Executive, as his tax jurisdiction demands.

            5.5 Each share of Common Stock purchased pursuant to the terms of the Option Shares hereof shall carry all appropriate registration and/or restrictions on sale and notices as determined from time to time by relevant securities law and as notified by the Company's securities counsel. Executive shall cooperate with Company and Company's counsel in complying with all applicable securities laws.

            5.6 The Share Options granted under this Agreement will be evidenced by a certificate (the "Option Certificate") issued by the Company to Executive within 30 days of the signing of this Agreement.

         Notwithstanding anything contained herein, in the event the Commencement Date of this Agreement is not achieved the Executive shall be entitled to the 2,000,000 Stock Options granted and vested at the date of signing this Agreement pursuant to paragraph 5.1 above.

         6. TERMINATION OF EMPLOYMENT. The employment of Executive and Company's liability and obligations hereunder shall terminate as follows:

            6.1 Death. This Agreement shall terminate immediately upon the death of Executive. In such event, Executive's estate or the person he designates in writing shall be paid for all of Executive's unpaid, accrued vacation time. The Company also shall pay the health insurance premiums (COBRA or equivalent) for Executive's dependents for a period of 12 months if such coverage is desired by Executive's dependents. Executive's Option Shares shall accelerate on his Death per paragraph 5.3.2 above.

            6.2 Disability. This Agreement shall terminate immediately upon the Long Term & Disability of Executive. The Long Term Disability of Executive shall exist based on the terms as defined in the Company benefits program for it's senior executives. In the event Executive qualifies for Long Term Disability benefits, the vesting rights of the Option Shares shall be accelerated so as to allow Executive to exercise the Option Shares to purchase all of the Option Shares immediately per 5.3.2 above.

            6.3 The Company may discharge the Executive for Cause and thereby immediately terminate his employment under this Agreement. For purposes of this Agreement, Company shall have "Cause" to terminate the Executive's employment if the Executive, in the reasonable judgment of the Board of Directors:

                6.3.1 Willfully fails to perform any reasonable and lawful directive as of the Company's Board of Directors or the Chairman and/or CEO after Executive is given written notice of his failure and continues 30 days after Executive's receipt of such notice to cure such failure.

                6.3.2 Materially breaches any of the agreements, duties, responsibilities or obligations under this Agreement after Executive is given written notice of his breach and continues 30 days after Executive's receipt of such notice to cure such breach.

                6.3.3 If the Executive engages in misconduct injurious to the Company as determined in good faith and the reasonable judgment of the Board of Directors.

                6.3.4 Is convicted of a felony or any crime involving larceny, embezzlement or moral turpitude.

                6.3.5 If Executive is terminated for Cause, Executive will be paid for all unpaid, accrued vacation time.

            6.4 Good Reason/Without Cause. In the event that Executive's employment is terminated by the Company without Cause for a reason other than death or Disability, or Executive shall resign for "Good Reason", as defined below, then, in such event:

                6.4.1 Executive's Base Salary, as defined in Section 3 as then in effect, shall continue to be paid for a period of twelve (12) months ("Payment Period") or balance of Agreement whichever is longer.

                6.4.2 Company shall maintain in effect during the Payment Period, for the continued benefit of the Executive, all of the employee benefit plans and programs in which the Executive was entitled to participate immediately prior to the Executive's termination provided same is possible under the general terms and provisions of such benefit plans and programs. Moreover, during the Payment Period the Company shall provide the Executive with such reasonable administrative and secretarial support services as may be necessary or appropriate in order to assist Executive in finding new employment or Executive may select an out-placement service to be paid for by the Company at a cost not to exceed Three Thousand Pounds ((pound)3,000).

For purposes of this Section 6.4, "Good Reason" shall mean:

                           (i) An assignment to the Executive of any duties
inconsistent with, or a material change in the nature or scope of, Executive's responsibilities, authority or duties hereunder. For purposes herein, since the Executive shall report to the Chairman of the Company, and the communications and work environment related to the Executive and Chairman is critical thereto, a change from the existing Chairman of the Company to someone other than Chris Schwartz or the Executive shall be deemed Good Reason for purposes of this Agreement.

                           (ii) The Company materially breaches any of the
agreements, responsibilities or obligations under this Agreement after the Company is given written notice of it's breach and continues 30 days after Company's receipt of such notice to cure such breach.

                           (iii) Ill health of Executive or a member of his
family, or any other compelling personal circumstance, which, in the mutual discretion of the Executive and the Chairman of the Company, makes the Executive's continued employment hereunder impossible, or inappropriate.

            6.5 Executive may voluntarily terminate his employment under this Agreement without Good Reason, as defined in Section 6.4 above, by giving the Company ninety (90) days prior written notice thereof, and upon the expiration of such ninety (90) day period, Executive's employment under this Agreement shall terminate, and Company shall have no further obligation or liabilities under this Agreement except to pay the Executive the portion, if any, that remains unpaid of the Base Salary and unpaid accrued prorated vacation for the period up to the date of termination. Resignation as defined herein must be in written form to the Board, witnessed and signed by the Executive.

            6.6 Executive and the Company may mutually agree to terminate this agreement upon such terms and conditions as are agreed upon between the parties hereto.

            6.7 Notwithstanding anything contained herein, the Company, in it's sole discretion, may elect to terminate this Agreement on or before June 15, 2004 without any further obligations provided however, that in such event the Executive shall be entitled to retain the Option Shares vested in paragraph 5.1 above and the Executive shall be entitled to any salary or benefits which have accrued to such date and a termination payment of (pound)25,000.

         7. SURRENDER OF BOOKS AND RECORDS/CONFIDENTIALITY.

            7.1 Nondisclosure. Executive acknowledges that the Company possesses, and the information (as defined below) constitutes, distinctive methods and techniques of doing business and that such methods and techniques are considered confidential and trade secrets. Executive further recognizes that disclosures of the Information would result in substantial injury to the Company. Executive hereby agrees that he will not copy, or remove from premises occupied by the Company, any Information, and all such items remain at all times the sole property of the Company. Executive shall not at any time directly or indirectly disclose any Information to any person not directly affiliated with the Company. Executive agrees that he shall not use, either directly or indirectly, at any time, any Information other than in furtherance of the interest of the Company. Executive, further agrees that the material disclosure or use of Information by a spouse or member of the immediate family of Executive (whether or not residing with Executive), or by any entity of which Executive or any such family member is a partner, equity, owner, creditor or otherwise significant participant, shall be deemed a violation of this Agreement. Upon termination of his employment, Executive will promptly deliver to the Company all tangible materials and objects containing Information (including all copies thereof, whether prepared by executive or others) which he may possess or have under his control. The term "Information" shall mean any information concerning the Company other than any information which can be demonstrated by Executive
(i) to be generally known in the industry or to the public other than through breach of Executive's obligations hereunder, (ii) to have been in Executive's possession prior to his employment with the Company and not assigned to the Company, or (iii) to have been disclosed to Executive by an independent third party not under obligation of confidentiality.

            7.2 COVENANT NOT TO COMPETE.

                7.2.1 Except as the following relates to persons employed by Grosvenor Park &/or the business of Grosvenor Park as distinct from the business of the Company, if Executive's employment with Company is terminated for Cause (as defined in Section 6.3) or if Executive voluntarily terminates his employment other than for Good Reason (as defined in Section 6.4), for a period beginning with the termination of Executive's employment with the Company and continuing until six (6) months from the date of termination, Executive covenants and agrees that he will not:

                (i) solicit, entice or induce any person who presently is or at any time during the term hereof shall be an employee or agent of the Company to become employed or retained by any other person, firm or corporation or to leave their employment or relationship with the Company, and Executive shall not approach any such employee for such purpose or authorize or knowingly approve the taking of such actions by any other person, or do any other act that may result in the impairment of the relationship between, any such employee or agent and the Company, or

                (ii) compete with, or encourage or assist others to compete with, or solicit orders or otherwise participate in business transactions in competition with, the business engaged in by the Company at any time during the term of Employee's employment (unless such business shall have been abandoned by the Company). The restriction contained in this subparagraph 7(a)(iii) shall apply worldwide.

                For purposes of this Paragraph 7, Executive will be deemed to be directly or indirectly engaged hi such business or line of business if he is engaged, or if he is actively negotiating or preparing to engage, in an endeavor or enterprise as a proprietor, partner, joint venturor, stockholder, director, officer, lender or other provider of financial assistance, manager, employee, consultant, or agent, or if he otherwise controls such endeavor or enterprise.

         Nothing in the foregoing shall prohibit Executive from engaging in any business that is not in competition with the Company after termination of employment with the Company, or investing in the securities of any corporation having securities listed on a national securities exchange or traded on the NASDAQ automated quotation system, provided that such investment does not exceed 5% of any class of securities of any corporation engaged in business in competition with the Company, and provided that such ownership represents a passive investment and that neither Executive nor any group of persons including him, in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part in its business, other than exercising is rights as a shareholder, or seeks to do any of the foregoing.

                7.2.2 Executive acknowledges that the restrictions contained in, this Paragraph 7 are reasonable and necessary to protect the legitimate business interests of the Company and that the Company would not have entered into this Agreement in the absence of such restrictions. By reason of the foregoing, Executive agrees that if he violates any of the provisions of this Paragraph 7, the Company would sustain irreparable harm and, therefore, irrevocably and unconditionally (i) agrees that in addition to any other remedies which the Company may have under this Agreement or otherwise, all of which remedies shall be cumulative, the Company shall be entitled to apply to any court of competent jurisdiction for preliminary and permanent injunctive relief and other equitable relief, (ii) that such relief and any other claim by the Company pursuant hereto may be brought in the United States District Court for the Eastern District of Pennsylvania, or if such court does not have subject matter jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Pennsylvania;
(iii) consents to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iv) waives any objection which Executive may have to the laying of venue of any such suit, action or proceeding in any such court. Executive also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions hereof. In the event that any of the provisions of this Paragraph 7 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, other limitations permitted by applicable law.

                7.2.3 Executive agrees that the Company may provide a copy of this Paragraph 7 to any business or enterprise (i) which Executive may directly or indirectly own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing, or control of, or (ii) with which he may be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise, or in connection with which he may use his name or permit his name to be used; provided, however, that this provision shall not apply after expiration of the time periods set forth in
Section 7.2.1 or with respect to any activities, entities or persons excluded by the terms hereof. Executive will provide the names and addresses of any of such persons or entities as the Company may from time to time reasonably request.

                7.2.4 In the event of any breach or violation of the restriction contained in Section 7.2.1 above, the period therein specified shall abate during the time of any violation thereof and that portion remaining at the time of commencement of any violation shall not begin to run until such violation has been fully and finally cured.

                7.2.6 In the event any court of competent jurisdiction determines that any of the foregoing provisions is unreasonable or contrary to law with respect to their time or geographic restriction, or both, the parties hereto authorize such court to substitute such restrictions as it deems appropriate without invalidating this Paragraph 7 or this Agreement.

                7.2.7 Executive hereby acknowledges and agrees that the Company's agreement to enter into this Agreement on the terms and conditions set forth herein, and the basic compensation, annual bonus and severance benefits, if any, to be paid to him hereunder, individually constitutes good and valuable consideration for the covenants set forth in this Section 7.2.

            7.3 The provisions of this Paragraph 7 shall survive the expiration of this Agreement or the termination of this Agreement by either party.

         8. MISCELLANEOUS.

            8.1 Any notice, demand or communication required or permitted under this Agreement shall be in writing and shall be sufficient when delivered personally, or three (3) days after mailing by registered or certified mail, return receipt requested, or the next day if sent by nationally recognized overnight courier with proof of delivery, in each case postage prepaid, addressed as follows:

                           If to the Company:
                           TriMedia Entertainment Group, Inc.
                           101 Charles Drive
                           Bryn Mawr, PA, 19010
                           Attn.: Chris Schwartz, Chairman and CEO

                           If to the Executive:
                           Daniel J.B. Taylor
                           1 Conway House
                           6 Ormonde Gate
                           London
                           England               SW3 4EU

The foregoing addressees may be changed at any time by notice given in the manner herein provided.

            8.2 This Agreement constitutes the entire understanding and agreement between Company and Executive regarding its subject matter and supersedes all prior negotiations and agreement, whether oral or written, between them with respect to its subject matter. This Agreement may not be modified except by a written agreement signed by the Executive and the Company.


            8.3 This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, successors and assigns, except that this Agreement may not he assigned by the Executive.

            8.4 No waiver by either of party of any condition or of the breach by the other of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any, either condition, or the breach of any other term or covenant set forth in this Agreement. Moreover, the failure of either party to exercise any right hereunder shall not bar the later exercise thereof.

            8.5 This Agreement shall be governed by the statutes and common laws of the Commonwealth of Pennsylvania, excluding its choice of law statutes or common law.

            8.6 The headings of the various sections and paragraphs have been included herein for convenience only and shall not be construed in interpreting this Agreement.

            8.7 If any provision of this Agreement shall be held invalid or unenforceable, the remainder of this Agreement shall, nevertheless, remain in full force and effect, if any provision is held invalid or unenforceable with respect to particular circumstances, it shall, nevertheless, remain in full force and effect in all other circumstances.

            8.8 This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, this Agreement has been executed by the Executive and on behalf of the Company by its duly authorized officer on date first above written.

ATTEST:                                       TriMedia Entertainment Group, Inc.



By: ________________________________          By:__/s/__________________________
    Secretary                                    Chris Schwartz
                                                 Chairman and CEO



                                              ____/s/___________________________
                                                 Daniel J. B. Taylor